EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Major League Football, Inc. (the “Company”) for the year ended April 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank Murtha, Principal Financial Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Frank Murtha
Frank Murtha
Principal Financial Officer

Date: April 24, 2018